Exhibit 3.20

Form 205 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512.463.5555 FAX: 512.463.5709 Filing Fee: $300	This space reserved for office use. [Logo] Certificate of Formation Limited Liability Company

Article 1 – Entity Name and Type
The filing entity being formed is a limited liability company. The name of the entity is:

CEI Pipeline, L.L.C.
The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office (Select and complete either A or B and complete C)

☒ A.			The initial registered agent is an organization (cannot be entity named above) by the name of:

Capitol Corporate Services, Inc.
OR

☐ B.			The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M I		Last Name			Suffix

C. The business address of the registered agent and the registered office address is:

800 Brazos, Suite 1100		Austin		TX	78701
Street Address		City		State	Zip Code

Article 3 – Governing Authority (Select and complete either A or B and provide the name and address of each governing person)

☒ A.	The limited liability company will have managers. The name and address of each initial manager are set forth below.

☐ B.	The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

Mark	A.	Fischer
First Name	M.I.	Last Name		Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON
701 Cedar Lake Blvd.	Oklahoma City	OK		73114
Street or Mailing Address	City	State	Country	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

	First Name	M.I.	Last Name		Suffix
OR

IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON

Street or Mailing Address		City	State	Country	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

	First Name	M.I.	Last Name		Suffix
OR

IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON

Street or Mailing Address		City	State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organization Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer:

Robert W. Kelly II
Name

701 Cedar Lake Blvd. Oklahoma City OK 73114
Street or Mailing Address City State Zip Code
Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: August 17, 2006

/s/ Robert W. Kelly II
Signature of organizer